UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

(Date of earliest event reported): June 19, 2007

IMPERIAL PETROLEUM, INC.

(Exact name of Registrant as specified in its charter)

Nevada	0-9923	95-3386019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification)

329 Main Street, Suite 801

Evansville, IN 47708

(Address of principal executive office and zip code)

(812) 867-1433

(Registrant’s telephone number, including area code)

Check the appropriate box bellow if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Certain statements set forth in this Form 8-K and other reports filed by the Registrant from time-to-time with the Securities and Exchange Commission relate to management’s future plans and objectives and such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Although any forward looking statements contained in this Form 8-K or otherwise expressed on behalf of the Company are, to the knowledge and in the judgment of the officers and directors of the Company, expected to prove to come true and to come to pass, management is not able to predict the future with absolute certainty. Forward looking statements involve known and unknown risks and uncertainties which may cause the Company’s actual performance and financial results in future periods to differ materially from any projection, estimate or forecasted result. These risks and uncertainties include, among other things, volatility of commodity prices, changes in interest rates and capital market conditions, competition, risks inherent in the Company’s operations, the inexact nature of interpretation of seismic and other geological, geophysical, petro-physical and geo-chemical data, the imprecise nature of estimating reserves, events that deprive the Company of the services of its Chairman of the Board, Chief Executive Officer and largest shareholder, and such other risks and uncertainties as described from time to time in the Company’s periodic reports and filings with the Securities and Exchange Commission. Accordingly stockholders and potential investors are cautioned that certain events or circumstances could cause actual results to differ materially from those projected, estimated or predicted. The Company does not intend to update forward-looking statements. You should refer to and carefully review the information in future documents we file with the Securities and Exchange Commission.

ITEM 1.01 EXECUTION OF A MATERIAL DEFINITIVE AGREEMENT

Imperial Petroleum, Inc. (the “Company”) has entered into a Purchase and Sale Agreement (“Agreement”) dated June 19, 2007 to purchase certain oil and gas properties owned by Apollo Resources International, Inc. and its subsidiaries (“Apollo”). Under the terms of the Agreement, which is attached to this Form 8-K and incorporated by reference, the Company will pay Apollo $2.5 million and 5.0 million shares of the Company’s restricted common stock, assume up to $3.0 million in scheduled accounts payable, assume or discharge $0.8 million in bank debt of Apollo, post $0.7 million in bonds and assume the plugging liabilities for the properties. The closing is scheduled for August 1, 2007 and is subject to normal and customary due diligence requirements. The common stock issued under the Agreement to Apollo will have registration rights pursuant to a certain Registration Rights Agreement which is also appended hereto as an exhibit and incorporated by this reference.

The properties comprise 251 wells in 3 states and currently produce approximately 164 Bopd and 386 mcfpd net to the interests to be acquired.

The Company is preparing financial summaries of the properties subject to the Agreement which will be available within 60 days and filed as an amendment to this Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Purchase and Sale Agreement dated June 19, 2007 and Exhibits A, A-1, B, C and E thereto

99.2	Registration Rights Agreement dated as of August 1, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Imperial Petroleum, Inc.

By:	/s/ Jeffrey T. Wilson
Jeffrey T. Wilson
Title:	President

Dated: June 22, 2007